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Exhibit (23)



The Board of Directors
Precision Castparts Corp.




We consent to the inclusion of our report dated March 22, 1996, with respect to the consolidated balance sheet of The Olofsson Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the Form 8-K of Precision Castparts Corp. dated August 13, 1996.




/s/  KPMG PEAT MARWICK LLP
_________________________________
KPMG Peat Marwick LLP

Lansing Michigan
August 9, 1996























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